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                                                                    Exhibit 4.21



                                FIRST AMENDMENT
                                      FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                               JUNCTION DIVRE-II

                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT TELEKOMUNIKASI INDONESIA, TBK.

                                      AND

                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                         NO. PKS.155/HK.820/UTA-00/2002

                             DATED AUGUST 22, 2002
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                                 FIRST AMENDMENT
                                       FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-II
                                     BETWEEN
                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, Tbk.
                                       AND
                         CONSORTIUM OLEX-LUCENT-BRIMBUN

                      NUMBER: PKS. 155 /HK.820/UTA-00/2002

On this TWENTY-SECOND day, of AUGUST, year, TWO THOUSAND TWO placed at Jakarta, between the concerned parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, Tbk., which has been announced in State Gazette of the Republic of Indonesia No. 5 dated January 17, 1992, additional State Gazette of the Republic of Indonesia No. 210, which has been several times changed and its latest announcement in State Gazette of the Republic of Indonesia No. 92 dated November 17, 2000, supplement to State Gazette of the Republic of Indonesia No.336, having its address at Jalan Japati No. 1 Bandung 40133, in this legal act represent by, TRI DJATMIKO, HEAD OF DEVELOPMENT DIVISION, based on the Power of Attorney of President Director Number : K.TEL. 107/HK510/UTA-00/02 dated 15 August 2002, hereinafter referred to as TELKOM.

II. CONSORTIUM OLEX,- LUCENT - BRIMBUN, a consortium formed by Notaries Deed No. 9 dated 14th December 2001, in front of Notary Benny Djaja, SH, SE, MM., having its address at Wisma Bisnis Indonesia 15th Floor, Jl. Letjen S. Parman Kav. 12, Jakarta-11480 whereas in this legal act to be represented by FADJAR TJOANDA, as PRESIDENT DIRECTOR of PT Olex Cables Indonesia.

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CONSORTIUM OLEX-LUCENT-BRIMBUN consists of:

a. PT OLEX CABLES INDONESIA, having its address at Wisma Bisnis Indonesia, 15 th Floor, Jakarta, as CONSORTIUM LEADER, hereinafter referred to as OLEX;

b. PT LUCENT TECHNOLOGIES INDONESIA, having its address at Cibitung, as CONSORTIUM MEMBER, hereinafter referred to as LUCENT;

c. PT BRIMBUN RAYA INDAH, having its address at Jakarta Barat, as CONSORTIUM MEMBER, hereinafter referred to BRIMBUN;

Hereinafter all together in this First Amendment referred to as PARTNER.

Considering the under mentioned as follows:

a. whereas, TELKOM and PARTNER has been bound each other in Development Contract PSTN Excellence Regional Junction DIVRE II Number:
         PKS.14/HK810/UTA-00/2002 dated 8 February 2002, hereinafter referred to as "MAIN CONTRACT";

b.       whereas, based on the Official Note of DIRKUG to DIRNISJASTEL Number:
         C. Tel. 228/KU000/KUG-00/2002 dated 29 July 2002 concerning Financing of Project of PSTN Junction DIVRE II, the Board of Directors of TELKOM has decided that financing of Project of PSTN Junction DIVRE II will be financed by TELKOM;

c. whereas, based on the Letter of DIRJAR to PARTNER Number: Tel. 354/KUG-000/PEM-00/2002 dated 9 August 2002 concerning Financing of Project of PSTN Junction DIVRE II, PARTNER has been informed by TELKOM that financing of Project of PSTN Junction DIVRE II will be financed by TELKOM.

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d.       whereas, based on the Official Note of DIRPRANTEK to KADIVPEM Number:
         C.TEL.16/LG000/TEK-30/2001 dated 7 February 2002 concerning The Responsibility of Project Implementation of Partnership Program of HPBB Sumatera, PSTN Excellence Junction Divre II and Divre V, KADIVPEM had been appointed to implement the development of PSTN Excelence Regional Junction DIVRE II;

e. whereas, based on Minutes of Meeting dated, 21 August 2002, TELKOM and PARTNER agree that TELKOM will make payment at the period of 21 (twenty one) calendar days after date of invoice completely and valid receipt by TELKOM, should TELKOM fail to settle the payment in the period above, then TELKOM will be penaltized 17 % (seventeen percent) per year of the price of the delayed RING, total amount of this penalty shall not exceed 5 % (five percent).

Now, therefore, In consideration on the above mentioned, TELKOM and PARTNER agree to amend some articles in the Main Contract subject to the following terms and conditions:

                                    ARTICLE 1

TELKOM and PARTNER agree to amend letter m. sub-article (1) Article 1 of the Main Contract, become the following condition:

m. EFFECTIVE DATE OF CONTRACT (EDC) means the date when the last of the following event has occurred:

         i. The Main Contract and this First Amendment has been signed by both TELKOM and PARTNER.

         ii.      PARTNER's submission of Performance Bond to TELKOM.

         iii. After PARTNER received a Confirmation Letter from TELKOM concerning the Work should be started.

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                                    ARTICLE 2

TELKOM and PARTNER agree to amend sub-article (1) Article 8 of the Main Contract, become the following condition:

(1) PARTNER shall give notice of the schedule of PROVISIONAL ACCEPTANCE TEST officially to TELKOM c.q DIVPEM at latest 14 (fourteen) calendar days prior to commencement of PROVISIONAL ACCEPTANCE TEST of each RING SYSTEM AFTER SUBMIT THE RESULT OF COMMISIONING TEST. TELKOM shall notify its approval for the notified schedule of PROVISIONAL ACCEPTENCE TEST within 7 (seven) calendar days after its receipt of the notice from PARTNER. TELKOM may propose other PROVISIONAL ACCEPTANCE TEST schedule which shall not be later than 7 (seven) calendar days after PARTNER's proposed date.

                                   ARTICLE 3

TELKOM and PARTNER agree to amend sub-article (2) Article 12 of the Main Contract, become the following condition:

(2) Authorization to supervise the Implementation during construction shall be done by TELKOM cq. DIVPEM.

                                    ARTICLE 4

TELKOM and PARTNER agree to amend Article 13 of the Main Contract, become the following condition:

                                   Article 13
                                FIELD SUPERVISOR

TELKOM cq. DIVPEM will issue appointment letter of FIELD SUPERVISOR (WASPANG), after PARTNER giving a written request to implement development:

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                                    ARTICLE 5

TELKOM and PARTNER agree to amend Article 15 of the Main Contract, become the following conditions:

                                   Article 15
                                     REPORT

(1) PARTNER shall submit weekly report for the progress of Implementation which shall be approved by WASPANG (Field Supervisor) to TELKOM cq. DIVPEM based on implementation schedule and working weight Including technical problem or other problems.

(2) PARTNER shall officially report all implementation activities every month to TELKOM cq. DIVPEM.

                                    ARTICLE 6

TELKOM and PARTNER agree to amend sub-article (4), (6) and (7), and delete sub-article (8) Article 18 of the Main Contract, become the following condition:

(4) Payment as specified in sub-article (1), (2) and (3) of this Article shall be made by TELKOM to PARTNER by telegraphic transfer through;

         Bank Account, under the name of:

         PT. Olex Cables Indonesia
         Account No. : CM 052 GRBR (Rp.)
                       CM 052 GRBU(US$)
         Bank Name   : Bank Finconesla Jakarta
         Address     : Central Senayan I Lt. 6,
                       Jl. Asia Afrika No. 8
                       Jakarta - 10270

In accordance with the payment amount belongs to PARTNER's rights where the bank transfer fee shall be imposed to PARTNER by auto deduction from the paid amount.

In the event that PARTNER changes the Bank and Bank Account, the PARTNER should report it in written to TELKOM cq. DIVPEM, a copy of which should be submitted to AVP CASH MANAGEMENT CORPORATE OFFICE.

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(6)      After fulfillment of above complete conditions mentioned in sub article
         (5) of the Article 18 of Main Contract, then TELKOM will make payment at latest 21 (twenty one) calendar days after date of invoice completely and valid receipt by TELKOM.

(7)      Should TELKOM fall to settle the payment as specified in sub-article
         (6) of this Article, then TELKOM will be charged 17 % (seventeen percent) per year of the price of the delayed RING, total amount of this charged shall not exceed 5 % (five percent).

                                    ARTICLE 7

TELKOM and PARTNER agree to amend sub-article (1) Article 20 of the Main Contract, become the following condition:

(1) PARTNER shall submit performance guarantee issued by Indonesian State Owned Bank or reputable International Bank amounting 5% (five percent) of total WORK Amount excluding 10% VAT to TELKOM c.q AVP CASH MANAGEMENT CORPORATE OFFICE.

                                    ARTICLE 8

TELKOM and PARTNER agree to amend sub-article (1) Article 33 of the Main Contract, become the following condition:

(1) Any correspondence including necessary notification shall be addressed to each parties concerned with following address and attention:

         TELKOM : DIVISI PEMBANGUNAN

         Adress : Gedung Grha Citra Caraka Lt. 5
                  Jl. Gatot Subroto 52
                  Jakarta-12710

         No. Tlp./Fax. : 021-5215513 / 021-5215197

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         MITRA: PT. OLEX CABLES INDONESIA

         Adress : Wlsma Bisnis Indonesia Lt.5
                  JL.S. Parman Kav.12
                  Jakarta 11480

         No.Tlp./Fax.: 021-5357443 / 021-5357243

                                    ARTICLE 9

(1) All attachment in this First Amendment shall be an unity that could not be separated and having equal legality and binding one to each other same as condition mentioned in Article of this First Amendment.

(2)      Attachment as mentioned in clause (1) of this Article consists of:

Attachment I:
       Official Note of DIRKUG to DIRNISJASTEL
       No. : C. Tel. 228/KU000/KUG-13/2002
       tanggal 29 Juli 2002.

Attachment II:
       Letter of DIRJAR to Consortium OLB No.:
       Tel. 354/KUG-000/PEM-00/2002 dated 9
       August 2002.

Attachment III:
       Official Note of DIRPRANTEK to KADIVPEM
       No. : C.TEL. 16/LG000/TEK-30/2001
       tanggal 7 Februari 2002.

Attachment IV:
       Minutes of Meeting dated 21 August 2002.

                                   ARTICLE 10

(1) This First Amendment shall be effect as of the date after signing by both parties.

(2) Articles and / or Attachments of the Main Contract which are not amended by this First Amendment, shall remain prevail and legally binding by both parties.

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(3)      Copy from this Original Amendment was made in 25 (twenty five) copies by PARTNER on PARTNER's own cost for the purpose of supervision of implementation and others.

         PT. TELEKOMUNIKASI INDONESIA, Tbk,                     KONSORSIUM
                                                           OLEX-LUCENT-BRIMBUN,
                  /s/ Tri Djatmiko
              -----------------------                             [STAMP]

                    TRI DJATMIKO                            /s/ Fajar Tjoanda
             -------------------------                   -----------------------
             KEPALA DIVISI PEMBANGUNAN
                                                                FAJAR TJOANDA
                                                         -----------------------
                                                           PIMPINAN KONSORSIUM










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